Exhibit 99.2

NEWS RELEASE

for immediate release

inTEST Corporation Renews Stock Repurchase Plan

MT. LAUREL, NJ, March 7, 2025 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include semiconductor (“semi”), industrial, automotive/EV, life sciences, defense/aerospace and security, today announced that its Board of Directors has renewed its $10 million stock repurchase plan (“the plan”) which has approximately $9 million remaining.

Nick Grant, President and CEO of inTEST Corporation, “Renewing our stock repurchase plan is a confirmation of our belief in the long-term value we are creating through innovative solutions that solve our customers’ most challenging problems. It is also a statement of our confidence in our expectations to continue to grow inTEST over time as we deepen our reach into targeted markets, broaden our customer base and expand our geographic presence.”

The Company’s board originally authorized the repurchase of its common stock through open market purchases commencing November 17, 2023 and continuing through November 17, 2024, provided that the aggregate repurchases do not exceed $10.0 million. From inception through the plan’s initial expiration date, the Company had repurchased 141,117 shares for $1,038,850. The balance of the plan, or $8,961,150, is available for additional repurchases.

The stock repurchase plan is intended to provide the Company with an effective mechanism for capital management. The timing and amount of any shares repurchased under the plan will be determined by the Company, based on its evaluation of market conditions and other factors. The Company may repurchase shares from time to time on the open market, in privately negotiated transactions, or under a Rule 10b5-1 plan.

The Company is not obligated to purchase any common stock under the repurchase plan. Further, the repurchase plan has no fixed expiration date and the Board of Directors may suspend or discontinue the repurchase plan at any time without prior notice. inTEST Corporation had approximately 12.4 million shares of common stock outstanding as of October 31, 2024.

About inTEST Corporation
inTEST Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including automotive/EV, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit intest.com.

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inTEST Corporation Renews Stock Repurchase Plan

March 7, 2025

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations, including statements related to future repurchases of the Company’s securities. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “expand,” “will,” “plan,” “strategy,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, grow the Company’s presence in its key target and international markets, manage supply chain challenges, the success of the Company’s strategy to diversify its markets; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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Investor Contact:

Investors:
Deborah K. Pawlowski, IRC
Alliance Advisors IR
dpawlowski@allianceadvisors.com
Tel: (716) 843-3908